UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 8, 2017

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement

SAFE Agreements

On November 8, 2017, OrangeHook, Inc., a Florida corporation (the "Company"), entered into Simple Agreements for Future Equity (the "SAFE Agreements") with Triple S Investments and Scott Shaller, respectively (collectively, the "Investors"). The Company received aggregate proceeds of $300,000 under the SAFE Agreements. The terms of the SAFE Agreements provide that the Company will issue equity to the Investors in its next equity financing that meets certain conditions described in the SAFE Agreements. The Company and the Investors made customary representations and warranties in the SAFE Agreements.
The foregoing summary of the SAFE Agreements is qualified in its entirety by reference to the complete SAFE Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.
Public Investment in Public Equity (PIPE) Offering
The Company intends to convert the SAFE Agreements into shares of the Company's common stock in a PIPE offering (the "PIPE Offering"), which the Company expects will close, possibly in multiple closings, during the fourth quarter of 2017. The Company anticipates that it will offer up to 2,000,000 shares of its common stock (collectively, the "Shares") at an anticipated offering price of $5.00 per share in the PIPE Offering for aggregate gross proceeds of up to $10 million.  The Company reserves the right to increase the number of shares sold in the offering to 2,400,000 in its sole discretion. The Company expects that the purchase agreement for the PIPE Offering will contain customary representations and warranties and covenants for a transaction of this type, including an agreement to file a registration statement with the Securities and Exchange Commission (the "Commission") covering resale of the Shares.
The proceeds, if any, from the PIPE Offering will be used to fund the Company's continued implementation of its growth strategy, to repay and service current debt obligations, to satisfy outstanding accounts payable and for general working capital purposes going forward.
The Company cannot guarantee that the PIPE Offering will be completed on the terms described herein, or if the PIPE Offering will close at all.
Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

The entry into the SAFE Agreements and the offer and sale of the Shares in the PIPE Offering constitute private placements under Section 4(a)(2) of the Securities Act of 1933, as amended, in accordance with Regulation D promulgated thereunder.  The SAFE Agreements and the Shares offered and sold pursuant to the PIPE Offering have not been, and will not at the time of the closing of the PIPE Offering be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from such registration requirements. As described under Item 1.01 above, the Company has agreed to file a registration statement with the Commission covering the resale of the Shares.

This notice is neither an offer to sell nor the solicitation of an offer to buy the Shares or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.
This notice is being made pursuant to and is intended to comply with Rule 135(c) under the Securities Act.
Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.
Exhibit No.	Description

10.1	Simple Agreement for Future Equity, dated November 8, 2017, between the Company and Triple S Investments

10.2	Simple Agreement for Future Equity, dated November 8, 2017, between the Company and Scott Shaller

Cautionary Statements
Certain statements found in this Current Report on Form 8-K may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company's current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. Forward-looking statements can generally be identified by the words "believe," "expect," "anticipate" or "intend" or similar words. Forward-looking statements made in this release include statements regarding the proposed terms of the PIPE Offering, the number of shares to be sold in the proposed PIPE Offering and the expected timing of the closing or closings of the proposed PIPE Offering. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for the Company include, but are not limited to, the Company's ability to successfully execute its growth strategy, as well as other factors described from time to time in our reports to the Commission. Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on "forward-looking statements," as such statements speak only as of the date of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   November 14, 2017
By:  /s/   James L. Mandel
               James L. Mamdel
               Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Simple Agreement for Future Equity, dated November 8, 2017, between the Company and Triple S Investments

10.2	Simple Agreement for Future Equity, dated November 8, 2017, between the Company and Scott Shaller